Exhibit 99.3

RVUE, INC.
INDEX TO PRO FORMA FINANCIAL STATEMENTS
March 31, 2010
(as restated)

PAGE

PRO FORMA FINANCIAL STATEMENTS
Pro Forma Combined Balance Sheet – March 31, 2010	F-1
Pro Forma Combined Statement of Operations for the period from September 15, 2009 (inception ) through December 31, 2009	F-2
Pro Forma Combined Statement of Operations for the three month period ended March 31, 2010	F-3
Significant notes and assumptions to Pro Forma Financial Statements	F-4

RVUE HOLDINGS, INC.
PRO FORMA COMBINED BALANCE SHEET
March 31, 2010
(as restated)
(Unaudited)

	Historical					Pro Forma
	Rvue, Inc.	Rvue Holdings, Inc.		Pro Forma Adjustments		Combined
	3/31/2010	1/31/2010		Dr.	Cr.	3/31/2010
	(as restated)
ASSETS
Current Assets
Cash and cash equivalents	$21,302	$13,858	2	$-	$13,858	$1,106,732
			4	$100,000
	-	-	5	985,430	-	-
Accounts receivable	2,250	-		-	-	2,250
Prepaid expenses and other current assets	761	-		-	-	761
Total Current Assets	24,313	13,858		1,085,430	13,858	1,109,743
Property and equipment, net	8,744	-	5	1,906	-	10,650
Software development costs	309,658	-		-	-	309,658

	$342,715	$13,858		$1,087,336	$13,858	$1,430,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Advance from director	$-	$1,189	2	$1,189	$-	$-
Accounts payable	18,051	-		-	-	18,051
Accrued liabilities	5,424	-				5,424
Capital lease obligations	3,678	-		-	-	3,678
Deferred revenue	83,968					83,968
Notes payable	105,000	-	4, 5	205,000	100,000	-
Total Current Liabilities	216,121	1,189		206,189	100,000	111,121

Commitments and Contingencies	-	-		-	-	-

Stockholders' Equity
Preferred stock	-	-				-
Common stock	10,000	3,510	1	-	39,505	24,899
	-	-	2	36,765	-	-
	-	-	5	-	8,649	-
Additional paid-in capital	242,464	19,890	2	-	24,096	1,484,647
	-	-	3	50,236	-	-
	-	-	5	-	1,248,433	-
Retained earnings (accumulated deficit)	(125,870)	(10,731)	1	39,505	-	(190,616)
	-	-	3	-	50,236	-
	-	-	5	64,746	-	-
Total Stockholders' Equity	126,594	12,669		191,252	1,370,919	1,318,930

	$342,715	$13,858		$397,441	$1,470,919	$1,430,051

See summary of significant notes and assumptions to Pro Forma Financial Statements.

RVUE HOLDINGS, INC.
Pro Forma Combined Statement of Operations
For the year ended December 31, 2009
(as restated)
(Unaudited)

	Historical
	Rvue, Inc. September 15, 2009 (Inception) through December 31, 2009	Rvue Holdings, Inc. Year Ended January 31, 2010		Pro Forma Adjustments		Pro Forma
	(Audited)	(Audited)		Dr.	Cr.	Combined
	(as restated)

Revenue	$7,079	$726	5	$726	$-	$7,079
Cost of revenue	14,491	-		-	-	14,491
Gross profit (loss)	(7,412)	726		726	-	(7,412)
Selling, general and administrative expenses	48,575	10,931	5,9	160,000	10,931	208,575
Depreciation and amortization	4,029	-		-	-	4,029
Operating loss	(60,016)	(10,205)		(159,274)	(10,931)	(220,016)
Interest expense	249	-	8	64,746	-	64,995
Loss before income taxes	(60,265)	(10,205)		(224,020)	(10,931)	(285,011)
Income taxes	-	-		-	-	-
Net loss	$(60,265)	$(10,205)		$(224,020)	$(10,931)	$(285,011)

Net loss per share - basic and diluted	$(0.006)	$(0.003)				$(0.011)
Weighted average number of common
shares outstanding - basic and diluted	10,000,000	3,510,000				24,898,730

See summary of significant notes and assumptions to Pro Forma Financial Statements.

RVUE HOLDINGS, INC.
Pro Forma Combined Statement of Operations
For the three months ended March 31, 2010
(as restated)
(Unaudited)

	Historical			Pro Forma Adjustments		Pro Forma
	Rvue, Inc., Three Months Ended March 31, 2010	Rvue Holdings, Inc. Three Months Ended January 31, 2010		Dr.	Cr.	Combined
	(as restated)

Revenue	$149,968	$-			$-	$149,968
Cost of revenue	37,777	-		-	-	37,777
Gross profit	112,191	-		-	-	112,191
Selling, general and administrative expenses	157,261	1,752	7,9	160,000	1,752	317,261
Depreciation and amortization	19,933	-		-	-	19,933
Operating loss	(65,003)	(1,752)		(160,000)	(1,752)	(225,003)
Interest expense	602	-	8	64,746	-	65,348
Loss before income taxes	(65,605)	(1,752)		(224,746)	(1,752)	(290,351)
Income taxes	-	-		-	-	-
Net loss	$(65,605)	$(1,752)		$(224,746)	$(1,752)	$(290,351)

Net loss per share - basic and diluted	$(0.007)	$-				$(0.012)
Weighted average number of common
shares outstanding - basic and diluted	10,000,000	3,510,000				24,898,730

See summary of significant notes and assumptions to Pro Forma Financial Statements.

RVUE HOLDINGS, INC.
Significant Notes And Assumtions To Pro Forma Financial Statements
(as restated)
(Unaudited)

1.	Reflect the effect of the stock dividend.

	Retained earnings	$39,505
	Common stock		$39,505

2.	Reflect the effect of the Stock Purchase Agreement with Rivulet International Holdings, Inc.

	Common stock	$36,765
	Advance from director	$1,189
	Cash		$13,858
	Additional paid-in capital		$24,096

3.	Reverse the accumulated deficit of accounting acquiree RVUE Holdings, Inc.

	Additional paid-in capital	$50,236
	Accumulated deficit		$50,236

4.	Reflect additional bridge loans

	Cash	$100,000
	Notes Payable		$100,000

5.	Reclassify equity for the effects of the recapitalization
	Cash	$985,430
	Property and Equipment, Net	$1,906
	Bridge Loans	$205,000
	Retained Earnings	$64,746
	Common stock		$8,649
	Additional paid-in capital		$1,248,433

6.	Reverse the Statement of Operations of RVUE Holdings, Inc. at 12/31/09
	Revenue	$726
	General and administrative expenses		$10,931

7.	Reverse the Statement of Operations of RVUE Holdings, Inc. at 3/31/10
	General and administrative expenses		$1,752

8.	Record Bonus Shares Expense
	Interest Expense	$64,746

9.	Record Investor Relations Expense
	General and administrative expenses	$160,000